UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2024

BioRestorative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37603	30-1341024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Marcus Drive Melville, New York	11747
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (631) 760-8100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BRTX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On November 6, 2024, BioRestorative Therapies, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with Rodman & Renshaw LLC (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through or to the Agent, shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to approximately $3.6 million (the “Shares”).

The Company is not obligated to sell any Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions specified by the Company. Under the Sales Agreement, the Agent may sell Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415(a)(4) under the Securities Act of 1933, as amended. The Company will pay the Agent a commission equal to 3.0% of the aggregate gross sales proceeds of the Shares sold and provide the Agent with customary indemnification and contribution rights. The offer and sale of the Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of the Shares pursuant to the Prospectus Supplement (as defined below) having an aggregate sales price of $3,614,170, or (b) the termination of the Sales Agreement by the Agent or the Company pursuant to the terms and conditions contained therein.

The issuance and sale, if any, of the Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-269631), including the base prospectus contained therein, filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2023, and declared effective on February 14, 2023. The offering of the Shares pursuant to the Sales Agreement is described in the Company’s Prospectus Supplement, dated November 6, 2024, as filed with the SEC on November 6, 2024 (the “Prospectus Supplement”).

This Current Report on Form 8-K, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Certilman Balin Adler & Hyman, LLP, counsel to the Company, relating to the validity of the Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, in April 2023, the Company and JonesTrading Institutional Services LLC (“JonesTrading”) entered into a Capital on DemandTM Sales Agreement (the “Prior Agreement”) under which the Company could offer and sell, from time to time at its discretion, shares of common stock having an aggregate offering price amount of up to approximately $6.1 million through JonesTrading as sale agent.

In connection with the Company’s entering into the Sale Agreement with the Agent, the Company terminated the Prior Agreement on November 1, 2024.  The Company sold $622,235 of its shares of common stock under the Prior Agreement prior to its termination.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
1.1	At The Market Offering Agreement, dated as of November 6, 2024, by and between BioRestorative Therapies, Inc. and Rodman & Renshaw LLC
5.1	Opinion of Certilman Balin Adler & Hyman, LLP
23.1	Consent of Certilman Balin Adler & Hyman, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: November 6, 2024	By:	/s/ Lance Alstodt
Lance Alstodt
President and CEO